Exhibit 99.1

Gelesis® Releases Preliminary National Launch Results for Plenity®: Record-Breaking Levels of Prescriptions and Online Traffic

New Plenity patient prescriptions increased 3.5-fold within the first three weeks of the national media campaign launch

The company has projected $58 million in net revenue in this first full launch year 2022

BOSTON--(BUSINESS WIRE)--March 16, 2022--Gelesis (NYSE: GLS), the maker of Plenity, announced preliminary results from its broad awareness media campaign that debuted January 31, 2022. Within the first three weeks, the company saw a 3-fold increase in web traffic and 3.5-fold increase in the number of individuals seeking a new prescription compared to previous months when supply was limited. Gelesis anticipates that its 2022 net product revenue will be approximately $58 million in its first year of full launch, reaffirming guidance the company issued earlier this year.

Gelesis acquired approximately 4,700 new Plenity members per week within the first three weeks of the campaign. This is in addition to existing members who continue their Plenity prescriptions. About 70% of Plenity members had never tried a prescription weight management product before, indicating Plenity is bringing new people into the category of prescription weight management products. Within two weeks of the campaign launch, Plenity has reached organic search volumes on par with well-established weight loss and weight management brands according to data from Google Trends®.

“We are offering clinically proven healthcare with the convenience you expect from e-commerce. You can seek out a Plenity prescription at any time, from anywhere, at an affordable cost,” said David Pass, Pharm.D., Chief Operating and Commercial Officer of Gelesis. “We saw in our clinical studies that 6 out of 10 of people were responders and consistent with that, 60% of our members have ordered multiple monthly kits within the limited time Plenity has been available. We are very excited by what we are hearing from members about their real-world experience.”

Gelesis’ exclusive telehealth partner, Ro, responded to growing patient demand when it placed $40 million in pre-orders for Plenity last year. Since then, the broad consumer launch, as well as the continued growth of Ro’s direct-to-patient healthcare platform, has led to Plenity becoming one of the most sought-after offerings on Ro’s platform.

“Last month, Plenity was the fastest growing treatment on Ro and brought in more new members than any other product,” said Zachariah Reitano, CEO and Co-founder of Ro. “We’re excited about the recent expansion of our partnership with Gelesis that will enable us to bring this innovative offering to more patients nationwide.”

Consistent with Gelesis’ digital-first business strategy built to rapidly adapt to customer needs, the company recently shifted its healthcare sales force efforts to primarily virtual sales visits. Healthcare provider (“HCP”) prescriptions of Plenity are up 100% since the media campaign began, and over 40% of HCP prescriptions were requested by the consumer (a 60% increase from the company’s beta launch benchmark).

Regardless of whether they came through telehealth or by way of traditional HCPs, about 95% of members are confident or very confident in using the product upon receiving their first shipment. The majority of Plenity members describe the process as quick and easy to navigate. Seventy percent of the people who have paused taking Plenity indicated that they would consider using it again in the future.

Previous marketing efforts around Plenity were very limited while Gelesis built out a commercial-scale manufacturing facility. The company scaled up its proprietary manufacturing efforts at the end of 2021 to meet rapidly growing demand.

Gelesis anticipates releasing its earnings for the full year 2021 this month. Financial results from this quarter’s broad national launch are expected to be reflected in the company’s first quarter of 2022 earnings, anticipated to be released in May.

Important Safety Information about Plenity

● Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.

● To avoid impact on the absorption of medications:

  For all medications that should be taken with food, take them after starting a meal.
  For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.

● The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.

● Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company and the maker of Plenity®, which is inspired by nature and FDA cleared to aid in weight management. Our first-of-their-kind non-systemic superabsorbent hydrogels are made entirely from naturally derived building blocks. They are inspired by the composition and mechanical properties of raw vegetables, taken by capsule, and act locally in the digestive system, so people feel satisfied with smaller portions. Our portfolio includes Plenity®, and potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Disclaimer

Gelesis assumes no obligation and does not intend to update or revise the results provided in this press release. The results provided in this press release represent past performance and are not necessarily predictive of future results.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ business combination with Capstar Special Purpose Acquisition Corp. (“Capstar”) and its expected benefits, Gelesis’ performance following the business combination, the competitive environment in which Gelesis operates, the expected future operating and financial performance and market opportunities of Gelesis and statements regarding Gelesis’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond our control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the size, demand and growth potential of the markets for Plenity® and Gelesis’ other product candidates and Gelesis’ ability to serve those markets; (ii) the degree of market acceptance and adoption of Gelesis’ products; (iii) Gelesis’ ability to develop innovative products and compete with other companies engaged in the weight loss industry; (iv) Gelesis’ ability to finance and complete successfully the commercial launch of Plenity® and its growth plans, including new possible indications and the clinical data from ongoing and future studies about liver and other diseases; (v) failure to realize the anticipated benefits of the business combination, including as a result of a delay or difficulty in integrating the businesses of Capstar and Gelesis; (vi) the ability of Gelesis to issue equity or equity-linked securities or obtain debt financing in the future; (vii) the outcome of any legal proceedings instituted against Capstar, Gelesis, or others in connection with the business combination; (viii) the ability of Gelesis to maintain its listing on the New York Stock Exchange; (ix) the risk that the business combination disrupts current plans and operations of Gelesis as a result of Gelesis being a publicly listed issuer; (x) the regulatory pathway for Gelesis’ products and responses from regulators, including the FDA and similar regulators outside of the United States; (xi) the ability of Gelesis to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Gelesis’ management and key employees; (xii) costs related to the business combination, including costs associated with the Gelesis being a publicly listed issuer; (xiii) changes in applicable laws or regulations; (xiv) the possibility that Gelesis may be adversely affected by other economic, business, regulatory and/or competitive factors; (xv) Gelesis’ estimates of expenses and profitability; (xvi) ongoing regulatory requirements, (xvii) any competing products or technologies that may emerge, (xviii) the volatility of the telehealth market in general, or insufficient patient demand; (xix) the ability of Gelesis to defend its intellectual property and satisfy regulatory requirements; (xx) the impact of the COVID 19 pandemic on Gelesis’ business; (xxi) the limited operating history of Gelesis; and (xxii) those factors discussed in Capstar’s joint proxy/prospectus filed with the SEC on December 27, 2021, under the heading “Risk Factors”, and other documents of Gelesis filed, or to be filed, with the SEC, by Gelesis. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Contacts

Media Relations
Katie Sullivan
ksullivan@gelesis.com

Investor Relations
Lynne Collier, ICR
lynne.collier@icrinc.com